EXHIBIT 21 - Subsidiaries of the Registrant

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JANEL GROUP LLC
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EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC
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EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC
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ELFS BROKERAGE LLC
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AIRSCHOTT, INC.
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INTERLOG USA, INC.
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COMMERCE EXPRESS, INC.
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RUBICON TECHNOLOGY, INC.
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RUBICON WORLDWIDE LLC
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INDCO, INC.
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ANTIBODIES, INC.
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AVES LABS, INC.
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PHOSPHOSOLUTIONS, LLC
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IMMUNOCHEMISTRY TECHNOLOGIES LLC
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IMMUNOBIOSCIENCE CORP
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BIOSENSIS LLC
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BIOSENSIS PTY LTD
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GROPEP BIOREAGENTS PTY LTD
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GAINESVILLE INSURANCE COMPANY